Exhibit 99.1

GrowGeneration Signs Asset Purchase Agreement to Acquire Nation's Third-Largest Chain of Hydroponic Garden Centers

HGS Hydro to Join GrowGen's Portfolio, Expands Company's Footprint in Michigan

DENVER, July 28, 2021 /PRNewswire/ -- GrowGeneration Corp. (NASDAQ: GRWG), ("GrowGen" or the "Company") the nation's largest chain of specialty hydroponic and organic garden centers, today announced the signing of an asset purchase agreement to acquire HGS Hydro, the nation's third-largest chain of hydroponic garden centers, with six stores across Michigan and a seventh store slated to open in the fall of 2021. This transaction is expected to close before the end of fiscal year-end 2021. Founded in 2015 by Rocky Shaeena, HGS Hydro is the largest chain of hydroponic garden centers in the state of Michigan and generated approximately $50 million in revenue in 2020.

When completed, the transaction will also bring the total number of GrowGen hydroponic garden centers in Michigan to 14 and the total number of stores to 65. The new GrowGen locations will include Shelby Township, Southfield, Sterling Heights, Hazel Park, Walled Lake, Albion, and Imlay City, Michigan.

"We are excited to add HGS Hydro to our portfolio of stores before year end, with its impressive leadership and commercial teams. The addition of HGS Hydro will propel Michigan to GrowGen's second largest state behind California. Michigan is one of the fastest growing states for medical and recreational cannabis sales." said Darren Lampert, GrowGen's CEO. "We look forward to building on HGS Hydro's experience as we continue to expand our commercial footprint. This acquisition represents our continued focus on purchasing 'best of breed' hydroponic operations in the U.S. and strengthening our management team with seasoned veterans from our industry."

"The combination of HGS Hydro and GrowGeneration will further solidify GrowGen's leadership position as the nation's largest chain of hydroponic garden centers. As one of the pioneers of our industry, we are excited to bring our years of experience, insight, and relationships to the GrowGen team to assist in the Company's continued growth and success," said HGS Hydro's CEO Rocky Shaeena.

"At HGS Hydro, my biggest priority has always been serving our loyal customers and providing an abundance of inventory at all times. We have grown tremendously as a company in the past, and I believe merging with GrowGeneration will help us continue to grow with the best service and selection possible for our customers." said Chris Kiryakoza, HGS Hydro's COO.

About GrowGeneration Corp:

GrowGen owns and operates specialty retail hydroponic and organic gardening centers. Currently, GrowGen has 58 stores, which include 21 locations in California, 8 locations in Colorado, 7 locations in Michigan, 5 locations in Maine, 5 locations in Oklahoma, 2 locations in Nevada, 2 locations in Washington, 4 locations in Oregon, 1 location in Arizona, 1 location in Rhode Island,1 location in Florida, and 1 location in Massachusetts. GrowGen also operates an online superstore for cultivators at growgeneration.com and B2B ERP platform, agron.io. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect opinions only as of the date of this release. Please keep in mind that the company does not have an obligation to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as "look forward," "believe," "continue," "building," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings made with the United States Securities and Exchange Commission, available at: www.sec.gov, and on the company's website, at: www.growgeneration.com.

Company Inquiries:
GrowGeneration Corp.
610-216-0057
michael@growgeneration.com

Investor Contact:
John Evans
GrowGeneration
john.evans@growgeneration.com
415-309-0230

Connect:
Website: www.GrowGeneration.com
Instagram: growgen
Facebook: GrowGenerationCorp
Twitter: @GrowGenCorp

SOURCE GrowGeneration